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                                                                  Exhibit (a)(3)

                         AMENDED AND RESTATED SCHEDULE A
                    TO TRUST INSTRUMENT DATED APRIL 27, 1994
                            OF EXCELSIOR FUNDS TRUST

Equity Fund
Optimum Growth Fund
High Yield Fund
Mid Cap Value Fund
Income Fund
Total Return Bond Fund
International Equity Fund
Enhanced Tax Advantaged International Fund
Equity Income Fund

     IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Schedule A to the Trust Instrument of Excelsior Funds Trust.

                                                     /s/
                                                     ---------------------------
                                                     Name:
                                                     Title:

Dated as of: _________________, 2003